Exhibit 99.1

Trovagene Announces Presentation of Clinical Data at the 56th Annual American Society of Hematology Meeting

SAN FRANCISCO — December 4, 2014 — Trovagene, Inc. (NASDAQ:  TROV), today announced that clinical data will be presented at the 56th Annual American Society of Hematology (ASH) Meeting and Exposition, which will take place December 6-9, 2014 at the Moscone Center in San Francisco, California. The clinical data highlight the use of Trovagene’s precision cancer monitoring technology for the determination of mutational status and longitudinal monitoring of disease dynamics from both urine and plasma cell-free DNA, and will be presented by David Hyman, M.D., Memorial Sloan-Kettering Cancer Center.

“There’s growing interest in our molecular diagnostic tests by hematology-oncology specialists, particularly for the cell-free detection and monitoring of mutational status in patients with histiocytic diseases, as well as other hematologic malignancies that harbor the BRAF V600E mutation,” said Mark Erlander, Ph.D., chief scientific officer of Trovagene. “We look forward to presenting clinical results for our precision cancer monitoring platform at this widely attended HemeOnc conference, which can raise awareness and increase early adoption of our technology by clinicians.”

Oral and Poster Presentation Details

Title: Prospective Blinded Study of BRAF V600E Mutation Detection in Cell-Free DNA of Patients with Systemic Histiocytic Disorders
Session Number: 634
Date: Saturday, December 6, 2014
Display Time: 5:30 – 7:30 p.m. PST
Display Location: West Building, Level 1 (Moscone Center)
Presenter: David Hyman, M.D., Memorial Sloan-Kettering Cancer Center

About Trovagene, Inc.

Headquartered in San Diego, California, Trovagene is leveraging its proprietary technology for the detection and monitoring of cell-free DNA in urine.  The Company’s technology detects and quantitates oncogene mutations in cancer patients for improved disease management. Trovagene’s Precision Cancer Monitoring platform is designed to provide important clinical information beyond the current standard of care, and is protected by significant intellectual property including multiple issued patents and pending patent applications globally.

Trovagene Inc.  |  11055 Flintkote Avenue  |  San Diego  |  CA 92121  |  Tel.: USA [+1] 888-391-7992

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on Trovagene’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or fourth party payer reimbursement; limited sales and marketing efforts and dependence upon fourth parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any medical diagnostic tests under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Trovagene does not undertake an obligation to update or revise any forward-looking statement.  Investors should read the risk factors set forth in Trovagene’s Form 10-K for the year ended December 31, 2013 and other periodic reports filed with the Securities and Exchange Commission.

Trovagene Contacts

Investor Relations	Media Relations
David Moskowitz and Amy Caterina	Ian Stone
Investor Relations	Account Director
Trovagene, Inc.	Canale Communications, Inc.
858-952-7593	619-849-5388
ir@trovagene.com	ian@canalecomm.com

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